UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 28, 2022

AEHR TEST SYSTEMS
(Exact name of registrant as specified in its charter)

California	000-22893	94-2424084
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 KATO TERRACE

FREMONT, CA 94539

(Address of principal executive offices, including zip code)

510-623-9400

(Registrant’s telephone number, including area code)

 N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	AEHR	The NASDAQ Capital Market

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 28, 2022, the Board of Directors (the "Board") of Aehr Test Systems (the "Company") appointed Adil Engineer as the Company's Chief Operating Officer, effective April 6, 2022.  David Fucci, Interim Vice-President of Operations with the Company, will remain through the fiscal year end May 31, 2022 to assist in the transition.

Mr. Engineer, age 45, has built a career in operations and supply chain and has been in the semiconductor and medical equipment field for over 20 years.  He started his career with semiconductor equipment company KLA-Tencor where he spent 11 years, and also worked at Coherent and Kateeva in positions of increasing responsibility in manufacturing, manufacturing engineering, new product introduction, and supply chain.  Most recently he was the Head of Operations at Tecan, a Swiss company manufacturing medical test and diagnostic tools, devices, and solutions, where he oversaw operations for Tecan’s primary site in the US for manufacturing, located in San Jose.  Adil has a Bachelor of Science in Chemical Engineering from TKIET, Shivaji University, India, and a Graduate Certificate in Management Science and Engineering from Leland Stanford Jr. University, Stanford, California.

Mr. Engineer does not have a family relationship with any member of the Board or any executive officer of the Company, and Mr. Engineer has not been a participant or had an interest in any transaction with the Company that is reportable under Item 404(a) of Regulation S-K.

Compensatory Arrangement with Adil Engineer:

In connection with the appointment of Mr. Engineer to his position as the Company's Chief Operating Officer, Mr. Engineer will receive, among other things, an annual base salary of $300,000 and will be eligible to receive a profit-based bonus upon company profitability and a bonus based upon achieving Key Business Objectives with a target of 37.5% of his base salary.  In addition, the Board approved a grant of a stock options to Mr. Engineer to purchase 85,000 shares of the Company's common stock under the Company's 2016 Equity Incentive Plan, subject to vesting over a four (4) year period at a rate of one forty-eighth (1/48th) per month (subject to potential acceleration of vesting in the event of a change of control of the Company).  Mr. Engineer will also receive an annual grant equal to 25% of his base salary as measured under the Black Scholes option valuation model, to be vested over a four (4) year period at a rate of one forty-eighth (1/48th) per month.  Mr. Engineer will also enter into the Company's standard indemnification agreement in the form previously approved by the Board.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aehr Test Systems
(Registrant)

Date: April 1, 2022	By:	/s/ Kenneth B. Spink

Kenneth B. Spink
Vice President of Finance and
Chief Financial Officer

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